EXHIBIT 3.1

    CERTIFICATE OF INCORPORATION OF RESIDENTIAL ASSET SECURITIES CORPORATION


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                          CERTIFICATE OF INCORPORATION

                                       OF

                    RESIDENTIAL ASSET SECURITIES CORPORATION

        The undersigned, a natural person of full age, for the purpose of forming a corporation under the General Corporation Law of Delaware, does hereby adopt the following Articles of Incorporation:

                                    ARTICLE I

        The name of the corporation shall be Residential Asset Securities Corporation.

                                   ARTICLE II

        The registered office of this corporation is located at Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address in The Corporation Trust Company.

                                   ARTICLE III

        The purpose for which the corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

        The total number of shares of stock which this corporation shall have the authority to issue is one thousand (1,000) shares of Common Stock with a par value of One Cent ($.01) per share.

                                    ARTICLE V

        The board of directors is authorized to make, alter or repeal the bylaws of the Corporation. Election of directors need not be by written ballot.

                                   ARTICLE VI

        The name and address of the incorporator are:

        Name                 Address

        Lorna P. Gleason     4444 Fondell Drive, Edina, MN 55435


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                                   ARTICLE VII

        The corporation is to have perpetual existence.

                                  ARTICLE VIII

        A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to the corporation or the stockholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability under Section 174 of the Delaware General Corporation Law, or liability based on the payment of an improper dividend, or
(iv) liability for any transaction form which the director derived an improper personal benefit.

        I, THE UNDERSIGNED, being the incorporator named above, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 7th day of November, 1994

                                                INCORPORATOR:

                                                /s/ Lorna P. Gleason


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